NEWS
                                                           FOR IMMEDIATE RELEASE
                                                         CONTACT: COPYTELE, INC.
                                                                    ANNE ROTONDO
                                                                    631-549-5900


                         COPYTELE AND FUTABA ENTER INTO
                           JOINT COOPERATION AGREEMENT
                           FOR FIELD EMISSION DISPLAY




MELVILLE, NEW YORK - JUNE 13, 2001 - CopyTele, Inc. (NASDAQ:COPY) announced today that it has entered into a Joint Cooperation Agreement with Futaba Corporation for the purpose of jointly developing and commercializing a full-color video display utilizing CopyTele's field emission display technology. Futaba is a major high technology company located in Mobara, Japan.

The Agreement provides for the initial payment to CopyTele of $2.5 million for the first phase of development of a prototype for a 320 X 240 pixel, 5-inch diagonal display having numerous advanced features, including wide viewing angle, low power consumption, high-resolution, and ultra-bright screen. The ultimate goal is to use this technology to develop and produce a variety of field emission displays that can be mass produced and marketed by Futaba for both consumer and industrial applications.

The technology being utilized is based on the more than three year joint development that CopyTele funded in its previously disclosed relationship with Volga Svet Limited, a Russian display company. CopyTele plans to continue to utilize Volga's assistance in the development work under the Agreement and will fund Volga in accordance with the existing relationship.

For the first year of the Agreement, CopyTele will be primarily responsible for developing prototypes of the display and providing the required fabrication, to enable Futaba to utilize its know-how and production facilities for the mass production of the display. The Agreement further provides for negotiations between the parties during the first six months of the Agreement regarding additional compensation to CopyTele for the use of CopyTele's technology developed prior to the Agreement, which may include the payment of royalties based on sales of products by Futaba. As part of the Agreement, both parties would have the exclusive right to produce products, with Futaba having the

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exclusive right to sell the products worldwide, excluding Russia. Any intellectual property developed pursuant to the Agreement will be jointly owned by Futaba and CopyTele. The Agreement also provides for a term of three years from June 13, 2001 with the terms of the project following the first year being subject to future negotiations between the parties on a yearly basis.

Futaba has been a major supplier for more than thirty years of vacfluorescent displays and modules used in automobiles, microwave ovens, audio-visual products and point-of-sale terminals.

CopyTele has been engaged in the development of flat panel display technology since its inception and more recently has concentrated its activities on the development, production and marketing of multi-functional, high-grade, hardware-based, voice, fax and data encryption solutions featuring a diversified product line which is being marketed through a worldwide network of dealers and distributors. For additional information, visit CopyTele's website at www.copytele.com.

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FORWARD-LOOKING STATEMENTS
Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. CopyTele generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele's control, which may cause CopyTele's actual results, performance of achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele's prior history of losses and negative cash flows from operations; CopyTele's ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele's ability to develop a full-color video display in accordance with the Agreement with Futaba Corporation and to negotiate subsequent phases of development on terms acceptable to both parties; the possible development of competitive products that could render CopyTele's products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele's filings with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.



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